Consent of Williams, Young & Associates, LLC, Independent Auditors

We consent to the reference to our firm under the caption
"Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 20 to Registration Statement Number 2-80805 (Form N-1A) of
Mosaic Equity Trust of our report dated January 24, 1997, included in the December 31, 1996 Annual Report to shareholders.

(signature)
Williams, Young & Associates, LLC
Madison, WI
February 27, 1998